UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): March 18, 1998







                          SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)



          DELAWARE                     0-14299              87-0410875
      (State or other                (Commission          (IRS Employer
jurisdiction of incorporation)     of File Number)      Identification No.)




       46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                   48374
      (Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code: (248) 305-9410

Item 2.  Acquisition or Disposition of Assets

          On March 18, 1998, the Registrant's ("Secom" or the "Company") wholly-owned subsidiary Milford Manufacturing Corporation ("Milford"), sold all of its assets relating to its machined brake valve parts business in transactions with Varity Kelsey Hayes ("VKH") and PGK Acquisition Corp. ("PGK"). VKH was Milford's primary customer and Secom had acquired the assets and business of Milford from VKH on November 1, 1996. Milford sold back to VKH, for $3 million in cash, the machinery, equipment and tooling used in connection with the manufacture of machined brake valve body parts along with its 80,000-sq. ft. industrial facility located on 6.6 acres in Milford, Michigan. In addition to the cash portion of the purchase price, VKH also assumed any funding contributions required to be made to the Milford pension plan.

          PGK acquired other machined valve related assets in exchange for the assumption of approximately $1.2 million in accounts payable, other accruals of approximately $700,000, and the bargaining unit employee retiree health care obligation, recorded at $3.4 million. PGK will operate the Milford business and also assumed Milford's obligations under a supply agreement with VKH.

          After the sales to VKH and PGK, Secom and its Milford unit have machinery and equipment remaining that are used in the manufacture of parts for three customers other than VKH. Sales of those parts were $885,000 in the fiscal year ended September 30, 1997 and $1,238,000 in the quarter ended December 31, 1997.

          The Company expects to consummate the sale of the remaining Milford assets and related business in the quarter ending June 30, 1998. Accordingly, the estimated gain or loss on those transactions was aggregated with the VKH and PGK transactions for the presentation of Milford as a discontinued operation in the proforma financial information contained in Item 7 of this Report. Milford entered into a subcontract arrangement with PGK for the manufacture of the remaining parts until those transactions are completed.

          In an unrelated transaction, Secom's wholly owned subsidiary, Uniflow Corporation sold its FX1250 parts forming machine to Horizon Technology LLC on March 24, 1998. Uniflow received $2.5 million in cash at closing and a note receivable for $700,000 payable over five years. Uniflow will also receive royalty payments of 2% on sales made by Horizon relating to accounts transferred to it by Uniflow.


Item 7. Financial Statements and Exhibits. Page (a) Not applicable


        (b)  Proforma Financial Information

             Headnote to Proforma Condensed Financial Statements      F-2

             Proforma Balance Sheet as of December 31, 1997           F-3

             Footnotes to Proforma Financial Information              F-4

             Proforma Statement of Operations for the quarter
                ended December 31, 1997                               F-5

             Proforma Statement of Operations for the year ended
                September 30, 1997                                    F-6

        (c)  Exhibits. See the Exhibit index on the following page.

                                 EXHIBIT LIST

EXHIBIT NO.                      DESCRIPTION

   2.1         Agreement dated March 18, 1998 between Milford
               Manufacturing Corporation and Kelsey Hayes Company

   2.2 Agreement dated March 16, 1998 between Milford and and PGK Acquisition Corp.

   2.3 Asset Purchase Agreement between Uniflow Corporation and Horizon Technology, LLC dated February 5, 1998

   2.4         Promissory Note from Horizon Technology LLC to
               Uniflow Corporation dated March 24, 1998

   2.5         Subordinated Security Agreement between Horizon
               Technology LLC and Uniflow Corporation dated March 24,
               1998

                          SECOM GENERAL CORPORATION
                   PROFORMA CONDENSED FINANCIAL STATEMENTS


          The following unaudited proforma condensed balance sheet as of December 31, 1997 and statements of operations for the three months ended December 31, 1997 and the year ended September 30, 1997, give effect to the Milford discontinued operating segment.

          The unaudited proforma condensed balance sheet of Secom has been prepared based on its historical unaudited consolidated balance sheet as of December 31, 1997. The adjustments shown reflect the elimination of Milford's assets and liabilities as if the disposal of the Milford operation had been completed prior to December 31, 1997.

          The proforma statements of operations may not be indicative of the results that would have actually occurred if the Milford segment had been discontinued effective as of the beginning of the respective period shown. The proforma financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Form 10-K for the fiscal year ended September 30, 1997.

                          SECOM GENERAL CORPORATION
                       PROFORMA CONDENSED BALANCE SHEET
                                 (UNAUDITED)

                              December 31, 1997


                                   Historical                          Proforma
                                  Consolidated       Proforma         Consolidated
                                  Dec. 31, 1997     Adjustments      Dec. 31, 1997
                                  -------------     ------------     -------------
CURRENT ASSETS
  Accounts receivable, net         $ 7,606,600     $ (3,283,200)(3)    $ 4,423,400
  Inventories                        5,706,600         (468,900)(1)      5,237,700
  Other current assets               1,323,700          (22,500)(1)      1,301,200
                                   -----------     ------------        -----------
      TOTAL CURRENT ASSETS          14,736,900       (3,774,600)        10,962,300

  Cash restricted for equipment         14,000          (14,000)(1)          --
  Property, plant & equipment,
    net                             27,915,200       (9,320,800)(1)     18,594,400
  Other assets                       3,040,300         (815,900)(1)      2,224,400
                                   -----------     ------------        -----------
      TOTAL ASSETS                 $45,706,400     $(13,925,300)       $31,781,100
                                   ===========     ============        ===========
CURRENT LIABILITIES
  Current maturities of long-
    term obligations               $ 2,745,100     $   (300,000)(1)    $ 2,445,100
  Trade accounts payable             5,196,500       (1,200,000)(1)      3,996,500
  Accrued wages and benefits           934,200         (165,000)(1)        769,200
  Accrued other                        509,500                             509,500
                                   -----------     ------------        -----------

      TOTAL CURRENT LIABILITIES      9,385,300       (1,665,000)         7,720,300

  Long-term obligations             17,513,700       (4,955,600)(1)      9,014,900
                                                       (260,000)(2)
                                                     (3,283,200)(3)
  Post retirement health care
    benefits                         3,452,500       (3,452,500)(1)          --
  Other liabilities                  1,980,000         (569,000)(1)      1,411,000
                                   -----------     ------------        -----------
      TOTAL LIABILITIES             32,331,500      (14,185,300)        18,146,200
                                   -----------     ------------        -----------

STOCKHOLDER EQUITY:
  Common Stock                         533,500                             533,500
  Additional paid-in capital        18,410,000                          18,401,000
  Accumulated deficit               (5,559,600)         260,000 (2)     (5,299,600)
                                   -----------     ------------        -----------
    TOTAL STOCKHOLDERS' EQUITY      13,375,900          260,000         13,634,900
                                   -----------     ------------        -----------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY           $45,706,400     $(13,925,300)       $31,781,100
                                   ===========     ============        ===========


See F-4 for footnotes referenced above.

                          Secom General Corporation
                       Proforma Condensed Balance Sheet
                                  Footnotes

 1. To record the elimination of the Company's Milford assets and liabilities as if the operation had been discontinued and disposed of prior to December 31, 1997.

 2. To record estimated gain on disposal (net of federal tax provision of $85,000) of Milford assets and operations. Gain offset shown as reduction of long term obligations.

 3. To record the elimination of Milford accounts receivable with the offset as reduction in long term obligations.

                          SECOM GENERAL CORPORATION
                  PROFORMA CONDENSED STATEMENT OF OPERATIONS
                 For the Three Months Ended December 31, 1997

          The following unaudited proforma adjustments reflect the elimination of the results of operations of Milford for the three months ended December 31, 1997. This proforma condensed statement of operations has been prepared from the Company's unaudited consolidated results of operations for the three months ended December 31, 1997.



                                   Historical                         Proforma
                                  Consolidated                      Consolidated
                                  Three Months                      Three Months
                                      Ended         Proforma           Ended
                                  Dec. 31, 1997    Adjustments      Dec. 31, 1997
                                 --------------    ------------     -------------
NET SALES                          $12,134,800      $3,780,800        $8,354,000

COST OF SALES                       10,926,900       3,634,200         7,292,700
                                   -----------     -----------       -----------

GROSS PROFIT                         1,207,900         146,600         1,061,300

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES            1,872,600         555,200         1,317,400
                                   -----------     -----------       -----------

LOSS FROM OPERATIONS                  (664,700)       (408,600)         (256,100)

OTHER INCOME (EXPENSE)
  Interest                            (400,500)        (65,300)         (335,200)
  Other, net                            (9,200)        (56,600)           47,400
                                   -----------     -----------       -----------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES               (1,074,400)       (530,500)         (543,900)

BENEFIT FROM INCOME TAXES              161,600          95,500            66,100
                                   -----------     -----------       -----------

LOSS FROM CONTINUING OPERATIONS    $  (912,800)    $  (435,000)      $  (477,800)
                                   ===========     ===========       ===========

BASIC AND DILUTED PER COMMON
  SHARE                            $     (0.17)                      $     (0.09)
                                   ===========     ===========       ===========

BASIC AND DILUTED WEIGHTED
  AVERAGE SHARES OUTSTANDING         5,335,900                         5,335,900


                          SECOM GENERAL CORPORATION
                  PROFORMA CONDENSED STATEMENT OF OPERATIONS
                    For the Year Ended September 30, 1997


          The following unaudited proforma adjustments reflect the elimination of the results of operations of Milford for the year ended September 30, 1997. Milford was acquired effective November 1, 1996. This proforma condensed statement of operations has been prepared from the Company's audited consolidated results of operations for the year ended September 30, 1997.



                                    Historical                        Proforma
                                   Consolidated     Proforma         Consolidated
                                    Year Ended     Adjustments        Year Ended
                                  Sept. 30, 1997  Sept. 30, 1997    Sept. 30, 1997
                                  --------------  --------------    --------------
NET SALES                          $47,756,300     $12,718,100       $35,037,200

COST OF SALES                       39,713,600      10,550,600        29,163,000
                                   -----------     -----------       -----------

GROSS PROFIT                         8,041,700       2,167,500         5,874,200

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES            6,196,900       1,286,900         4,910,000
                                   -----------     -----------       -----------

INCOME FROM OPERATIONS               1,844,800         880,600           964,200

OTHER INCOME (EXPENSE)
  Interest                          (1,262,900)       (105,000)       (1,157,900)
  Other, net                           (46,400)       (207,400)          161,000
                                   -----------     -----------       -----------

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES         535,500         568,200           (32,700)

INCOME TAX EXPENSE                     226,900         198,900            26,000
                                   -----------     -----------       -----------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS                       $   308,600     $   369,300       $   (60,700)
                                   ===========     ===========       ===========

BASIC AND DILUTED INCOME PER
  COMMON SHARE                     $      0.06                       $     (0.01)
                                   ===========     ===========       ===========

BASIC AND DILUTED WEIGHTED
  AVERAGE SHARES OUTSTANDING         5,461,300                         5,461,300


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                         SECOM GENERAL CORPORATION
                                         (Registrant)


                                         By:  /s/ David J. Marczak
                                              ---------------------------
                                                  David J. Marczak
                                                  Chief Financial Officer

Dated:  April 2, 1998